Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-133310) pertaining to the 2006 Incentive Award Plan and 2004 Stock Option Plan of Goodman Global, Inc. of our report dated March 26, 2007, with respect to the consolidated financial statements of Goodman Global, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Houston, Texas

March 26, 2007